Exhibit No. 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 17, 2014, relating to the financial statements of Hotel Ritz Madrid S.A., which appears in the Amendment No. 1 to the Annual Report on Form 10-K of Belmond Ltd. and subsidiaries for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores, S.L.
Madrid, Spain

December 9, 2016